UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 14, 2005

Harvest Natural Resources, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-10762	77-0196707
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1177 Enclave Parkway, Suite 300, Houston, Texas		77077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-899-5720

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective September 12, 2005, Harvest Natural Resources, Inc. (the "Company") entered into employment agreements (the "Employment Agreements") with Kerry R. Brittain, Steven W. Tholen, and Karl L. Nesselrode (individually the "Employee" and collectively the "Employees"), to provide the Employees with certain additional benefits and to change the benefits provided the Employees under prior employment agreements in the event of a change of control of the Company.

Mr. Tholen’s position under the Employment Agreement is Senior Vice President and Chief Financial Officer of the Company with a base salary of no less than $250,000 per year. Mr. Tholen is also eligible for annual bonus awards at the discretion of the Company’s Board of Directors.

Mr. Brittain’s position under the Employment Agreement is Senior Vice President General Counsel and Corporate Secretary of the Company with a base salary of no less than $245,000 per year. Mr. Brittain is also eligible for annual bonus awards at the discretion of the Company’s Board of Directors.

Mr. Nesselrode’s position under the Employment Agreement is Vice President – Engineering and Business Development of the Company with a base salary of no less than $170,000 per year. Mr. Nesselrode is also eligible for annual bonus awards at the discretion of the Company’s Board of Directors.

Upon execution and delivery of the Employment Agreements, the Employees will each receive a special bonus of $25,000. The term of the Employment Agreements ends on May 31, 2006 and is automatically extended for one year upon each anniversary unless a one year notice not to extend is given by the Employee or the Company.

The Employment Agreements provide that if the Employee is terminated without cause or notice, or resigns for good reason, then the Employee will be entitled to the following benefits: (i) an amount equal to two years base salary; (ii) an amount equal to two years of the maximum contribution the Company may make under the Company’s 401(k) plan; (iii) the remaining restriction period of any restricted stock awards will lapse; (iv) any outstanding stock options shall vest and remain exercisable for the shorter of 12 months or the remaining term; and (v) the Employee will be reimbursed for up to $20,000 of out outplacement services.

The Employment Agreements also provide that in the event of a change of control of the Company and the termination of their employment without cause or for good reason within 240 days before or 730 days after a change of control, the Employee will be entitled to the following benefits: (i) an amount equal to 24 months base salary; (ii) an amount equal to two times any annual bonus (the higher of the highest bonus over the three prior years or the target bonus);(iii) an amount equal to two years of the maximum contribution the Company may make under the Company’s 401(k) plan; (iv) the remaining restriction period of any restricted stock awards will lapse; (v) vesting of all outstanding stock options which shall remain exercisable for the shorter of 12 months or the remaining term; (vi) continuation of accident, life, disability, dental and health benefits for two years; (vii) the Employee will be reimbursed for up to $20,000 of out outplacement services and, (viii) reimbursement for any excise tax on the above benefits.

In consideration of the benefits provided under the Employment Agreements, the Employees agree to protect the Company’s trade secrets and, during the period of employment and for two years thereafter, to not disclose proprietary and confidential information or to compete with the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harvest Natural Resources, Inc.

September 16, 2005	By:	Kerry R. Brittain

Name: Kerry R. Brittain
Title: Senior Vice President, General Counsel and Corporate Secretary